As filed with the Securities and Exchange Commission on September 6, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXSTAR BROADCASTING GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3083125
(State of Incorporation)	(I.R.S. Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

NEXSTAR BROADCASTING GROUP, INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Perry A. Sook

President and Chief Executive Officer

NEXSTAR BROADCASTING GROUP, INC.

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(972) 373-8800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

(212) 446-4800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	1,500,000 shares	$4.34	$6,510,000	$696.57

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of class A common stock (the “Class A Common Stock”) which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, and based on the average of the high and low prices per share of the Registrant’s Class A Common Stock as quoted on the Nasdaq Global Market on August 30, 2006.

EXPLANATORY NOTE

This Registration Statement registers shares, par value $0.01 per share, of Class A Common Stock of Nexstar Broadcasting Group, Inc. that may be issued under the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act and additional information about the Plan are available without charge by contacting:

Matthew E. Devine

Chief Financial Officer

NEXSTAR BROADCASTING GROUP, INC.

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(972) 373-8800

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, filed on May 10, 2006, and for the quarter ended June 30, 2006, filed on August 8, 2006;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 9, 2006, January 23, 2006 and August 1, 2006; and

(d)	The description of the Registrant’s Class A Common Stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s registration statement on Form S-1, initially filed with the Commission on April 25, 2002 (Registration No. 333-86994), including exhibits, and as subsequently amended, which description has been incorporated by reference in Item 1 of the Registrant’s registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 19, 2003.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summaries are subject to the complete text of the statutes and organizational documents of the Registrant described below and are qualified in their entirety by reference thereto. The Registrant is incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising from (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

A Delaware corporation may indemnify directors, officers, employees and agents of such corporation in an action or suit by or in the right of such corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that such director or officer actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under Section 145.

Article Five of the Registrant’s Amended and Restated Certificate of Incorporation provides that the personal liability of the directors of the Registrant to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty is eliminated to the fullest extent permissible under Section 102(b)(7) of the DGCL. Article Five further provides that the Registrant will indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent authorized by Section 145 of the DGCL. Article Five also permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent as permitted by Section 145 of the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 6, 2006.

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ PERRY A. SOOK
Name:	Perry A. Sook
Title:	Chairman of the Board of Directors,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry A. Sook and Matthew E. Devine, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 6, 2006.

Signature	Title
/s/ PERRY A. SOOK	Chairman of the Board of Directors,
Perry A. Sook	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ MATTHEW E. DEVINE	Executive Vice President and Chief Financial Officer
Matthew E. Devine	(Principal Financial Officer and Principal Accounting Officer)

/s/ GEOFF ARMSTRONG	Director
Geoff Armstrong

/s/ BLAKE R. BATTAGLIA	Director
Blake R. Battaglia

/s/ ERIK BROOKS	Director
Erik Brooks

/s/ MICHAEL DONOVAN	Director
Michael Donovan

/s/ JAY M. GROSSMAN	Director
Jay M. Grossman

/s/ LIS MCNABB	Director
Lis McNabb

/s/ I. MARTIN POMPADUR	Director
I. Martin Pompadur

/s/ BRENT STONE	Director
Brent Stone

/s/ ROYCE YUDKOFF	Director
Royce Yudkoff

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant.+

4.2	Amended and Restated By-laws of the Registrant.+

4.3	Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan.++

4.4	Specimen Class A Common Stock Certificate.+++

5.1	Opinion of Kirkland & Ellis LLP, counsel to the Registrant, with respect to the legality of the shares of common stock being registered hereby.*

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included on the signature page of this Registration Statement).

+	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478), filed on March 31, 2004, and incorporated herein by reference.
++	Previously filed as Annex B to the Registrant’s Definitive Proxy Statement (File No. 000-50478), filed on May 1, 2006, and incorporated herein by reference.
+++	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-86994), filed on November 18, 2003, and incorporated herein by reference.
*	Filed herewith.